EXHIBIT 4.1

                                                               No. ________

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED, ____________, 2002 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AMERICAN STOCK TRANSFER & TRUST COMPANY AS THE SUBSCRIPTION AGENT.



                   LADENBURG THALMANN FINANCIAL SERVICES INC.

                         SUBSCRIPTION RIGHTS CERTIFICATE

  Evidencing ______ Non-Transferable Rights to Purchase Shares of Common Stock

                       Subscription Price: $___ per Share

                       VOID IF NOT EXERCISED ON OR BEFORE
               THE EXPIRATION DATE (AS DEFINED IN THE PROSPECTUS)

REGISTERED OWNER:

         THIS CERTIFIES THAT ______________, or his, her or its registered assigns, having an address at ______________________, is the owner of the number of Rights set forth above, each of which entitles the owner to subscribe for and purchase one share of common stock, par value $.0001 per share, of Ladenburg Thalmann Financial Services Inc., a Florida corporation, on the terms and subject to the conditions set forth in the Prospectus and instructions relating hereto on the reverse side hereof. The Rights represented by this Subscription Certificate may be exercised by duly completing Section 1 hereof. Special delivery instructions may be specified by completing Section 2 of this Subscription Rights Certificate. THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION RIGHTS CERTIFICATE MAY NOT BE EXERCISED UNLESS SECTION 1 IS COMPLETED AND SIGNED, WITH ANY SPECIAL DELIVERY INSTRUCTIONS SET FORTH IN SECTION 2, ALONG WITH A SIGNATURE GUARANTEE, IF APPLICABLE. ANY SIGNATURE GUARANTEE MUST BE IN ACCORDANCE WITH THE MEDALLION SIGNATURE GUARANTEE PROGRAM.

Dated:  _________, 2002




------------------------------              ------------------------------------
Victor M. Rivas, President and              Richard J. Rosenstock, Vice Chairman
     Chief Executive Officer                      and Chief Operating Officer







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                FORM OF ELECTION TO EXERCISE SUBSCRIPTION RIGHTS
                        (to be executed if holder desires
                to exercise the Subscription Rights Certificate)

                  DELIVERY OPTIONS FOR SUBSCRIPTION CERTIFICATE

    BY FIRST CLASS MAIL OR REGISTERED MAIL, BY HAND AND BY OVERNIGHT DELIVERY

                     American Stock Transfer & Trust Company
                                 59 Maiden Lane
                               New York, NY 10038

         Delivery to an address other than the address listed above will not constitute valid delivery. Delivery by facsimile will not constitute valid delivery.

Please Print All Information Clearly And Legibly.

SECTION 1

Basic Subscription Right

         The undersigned hereby elects to exercise Rights represented by this Subscription Rights Certificate and irrevocably subscribes to purchase the following number of Shares pursuant to the Basic Subscription Right described in the prospectus.

I subscribe for ______________ Shares x $__________________  = $________________
                (no. of Shares)         (Subscription Price)   (amount enclosed)

Over-Subscription Privilege

(available only if you exercise the basic subscription right in full)

         The undersigned hereby elects to irrevocably subscribe to purchase the following number of additional Shares pursuant to the Over-Subscription Privilege described in the prospectus.

I subscribe for ______________ Shares x $__ (U.S.) =  $__________________ (U.S.)
                (no. of Shares)                        (amount enclosed)

Total Subscription = _____________ Shares x $__ (U.S.) = $________________(U.S.)
                    (no. of Shares)                        (amount enclosed)

Method of Payment (Check and Complete Appropriate Boxes)

       |_| personal check, certified or cashier's check, bank draft or a postal, telegraphic or express money order payable to "American Stock Transfer & Trust Company, as Subscription Agent";

       |_| wire transfer of immediately available funds directed to the escrow account maintained by American Stock Transfer & Trust Company, as Subscription Agent, at Chase Manhattan Bank, 55 Water Street, New York, New York 10005, ABA#021-000021, Account #_________; or

       |_| in the case of persons acquiring more than _______ Shares, an alternative payment method arranged with the Subscription Agent and approved by the Company.

TO SUBSCRIBE: I acknowledge that I have received the prospectus for this offer and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, Ladenburg Thalmann Financial Services Inc. may exercise its legal remedies against me.

-----------------------------
Signature(s) of Subscriber(s)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS SUBSCRIPTION RIGHTS CERTIFICATE.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Name(s):_______________________________________________________________

Capacity (Full Title):______________________________________________________

Taxpayer ID # or Social Security #:__________________________________________


SECTION 2

SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS:

(a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

ISSUE COMMON STOCK TO:

------------------------------------------------------------
                               (Please Print Name)

------------------------------------------------------------
                              (Print Full Address)

-----------------------------------------------------------
                         (Social Security # or Tax ID #)

(b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown on the front of this certificate. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

-----------------------------------------------------------
                               (Please Print Name)

-----------------------------------------------------------
                              (Print Full Address)

----------------------------------------------------------
                         (Social Security # or Tax ID #)

                            Guarantee Of Signature(s)

         All Registered Holders who ask to have Shares delivered to an address other than their own or to a shareholder other than the Registered Holder must have their signatures guaranteed by an Eligible Institutions. An "Eligible Institution" for this purpose is a bank, stockbroker, savings and loan association and credit union with membership in an approved signature guaranteed medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

Authorized Signature: ___________________   Name of Firm: ______________________

Name:  __________________________________   Address:  __________________________

Title:  _________________________________   Area Code and Telephone: ___________


         The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on the reverse of this Subscription Rights Certificate.

         This form of election must be accompanied by check, bank check, or money order, payable to "American Stock Transfer & Trust Company, as Subscription Agent" or by wire transfer of immediately available funds for the number of Shares subscribed for multiplied by $__ (purchase price per Share).

         If you have questions on the use of this Subscription Rights Certificate, please contact Joseph Giovanniello Jr., Secretary of Ladenburg Thalmann Financial Services Inc., at (212) 409-2544 or your bank or broker with questions.